SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	90-1116625 (I.R.S. Employer Identification Number)

5690 Logan St # A, Denver, Colorado 80216

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 29, 2019, the Registrant appointed Tyler A. Schloesser, age 28, as its Chief Operations Officer. Mr. Schloesser does not have a family relationship with any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.

Since the beginning of the Registrant's last fiscal year to the effective date of Mr. Schloesser’s appointment, Mr. Schloesser has not been a participant, nor has he had any direct or indirect material interest in any transaction in which the Company was or is to be a participant, and the amount involved exceeded $120,000.

Mr. Schloesser agreed to render services as Chief Operations Officer to the Registrant, and the Registrant agreed to compensate Mr. Schloesser with an annual salary of $72,000.00, a 50,000 share signing bonus, and an annual cashless warrant to purchase 50,000 shares of common stock.

Mr. Schloesser attended the University of Colorado at Boulder receiving a double major degree in Psychology and Philosophy. After graduation, Mr. Schloesser worked in the banking industry with Wells Fargo, U.S. Bank and Credit Union of Colorado. Mr. Schloesser’s functions with the Registrant. include developing and maintaining policies, procedures, processes and risk mitigation best practices as well as manage and perform day-to-day internal operational tasks required by the Registrant.

(c) On January 29, 2019, the Registrant appointed Jon Workman, age 55 as its Vice-President for Hemp Business Development. Mr. Workman does not have a family relationship with any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.

Since the beginning of the Registrant's last fiscal year to the effective date of Mr. Workman’s appointment, Mr. Workman has not been a participant, nor has he had any direct or indirect material interest in any transaction in which the Company was or is to be a participant, and the amount involved exceeded $120,000.

Mr. Workman agreed to render services as Vice President to the Registrant, and the Registrant agreed to compensate Mr. Workman with an annual salary of $72,000.00, and an annual cashless warrant to purchase 50,000 shares of common stock.

Mr. Workman graduated from the University of Arkansas at Little Rock in 1989 and was awarded a Bachelor of Business Administration and Marketing. Mr. Workman is a member of the Arkansas Cannabis Industry Association and a Charter Member of the Arkansas Hemp Association. In 2017, the Arkansas Economic Development Commission certified Mr. Workman in its Lean Manufacturing program. Mr. Workman received his HACCP (Hazard Analysis Critical Control Point) & SQF Food Safety Certifications in 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 29, 2019

AMERICAN CANNABIS COMPANY, INC.

(Registrant)

By: /s/ Terry Buffalo

Terry Buffalo

Principal Executive Officer